UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

NEBRASKA	000-10685	20-0362426
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2016, Kevin Feder was appointed to the Board of Directors of Midwest Holding Inc. (the “Registrant”). Mr. Feder has been a consulting financial analyst since September, 2015. He served as a Senior Analyst / Sector Head, Financial, for York Capital Management from January, 2015 through August, 2015. Mr. Feder served as a Senior Analyst, Small Caps, at Pyramis Global Management (Fidelity Institutional Business) from May, 2011 through December, 2014. From March, 2008 through April, 2011, he served as a portfolio manager for Goldentree Asset Management. Prior thereto, Mr. Feder served as a Senior Vice President for Pequot Capital Management from May, 2005 through March, 2008.

Item 8.01 Other Events.

On March 29, 2016, the Board of the Directors of the Registrant formed an audit committee and appointed directors John T. Hompe, Chair and Financial Expert, Scott Morrison and Jack Theeler to serve on the committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The Exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated March 29, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST HOLDING INC.

	By:	/s/ Mark A. Oliver
	Name:	Mark A. Oliver
Date: April 6, 2016	Title:	Chief Executive Officer